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                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

        I hereby approve the within restated articles of organization and, the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 21st day of December, 1984.

                                                /s/ MICHAEL JOSEPH CONNOLLY
                                                -------------------------------
                                                    MICHAEL JOSEPH CONNOLLY
                                                 Secretary of the Commonwealth
                                                   State House, Boston, Mass.



                         TO BE FILLED IN BY CORPORATION

           PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

           TO:

                      Lawrence J. Davidson Jr., Esquire
           ..........................................................

                      Sherburne, Powers & Needham
           ..........................................................

                      One Beacon Street, Boston, MA 02108
           ..........................................................

           Telephone  (617) 523-2700
                     ................................................


                                                        Copy Mailed DEC 28 1984